Exhibit 10.86
NONQUALIFIED STOCK OPTION AGREEMENT
(Conversion Replacement Award for Class D Units)
          THIS AGREEMENT (the “Agreement”), is made effective as of the [ • ] day of _____, 2011, (hereinafter called the “Date of Grant”), between Vanguard Health Systems, Inc., a Delaware corporation (hereinafter called the “Company”), and _______ (hereinafter called the “Participant”):
R E C I T A L S:
          WHEREAS, the Company has adopted the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
          WHEREAS, on ________ __, 2011, the board of representatives of VHS Holdings, LLC (“Holdings”) caused Holdings to be merged with and into the Company (the “Holdings Merger”) pursuant to the Agreement and Plan of Merger between Holdings and the Company, dated as of May __, 2011 (the “Merger Agreement”); and
          WHEREAS, the Participant was previously granted Class D Units under the Holdings 2004 Unit Plan (the “Class D Units”) on September 23, 2004 (the “Prior Grant Date”); and
          WHEREAS, the Class D Units were fully vested prior to the date hereof pursuant to the Amended and Restated Limited Liability Company Operating Agreement of VHS Holdings LLC, dated as of September 23, 2004, as amended (the “LLC Agreement”); and
          WHEREAS, pursuant to the terms of the Merger Agreement, the Class D Units were converted into a right to receive stock options and Shares of common stock; and
          WHEREAS, in order to preserve the overall intended economic benefits of the Class D Units, the Committee has determined in accordance with the Merger Agreement to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
          1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [ • ] Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $[ • ] per Share (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

          2. Vesting.
          (a) The Option shall be fully vested and exercisable on the Date of Grant.
          (b) If the Participant’s Employment with the Company is terminated for any reason, the Option shall remain exercisable for the period set forth in Section 3(a).
          3. Exercise of Option.
          (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Option at any time prior to the earliest to occur of:
     (i) the tenth anniversary of the Date of Grant;
     (ii) one year following the date of the Participant’s termination of Employment due to death or Disability; and
     (iii) 90 days following the date of the Participant’s termination of Employment for any reason other than due to the Participant’s death or Disability.
          For purposes of this Agreement, “Disability” shall mean “disability” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant’s becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform his duties to the Company.
          (b) Method of Exercise.
     (i) Subject to Section 3(a), the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased, or (v) through a “net settlement” as described in Section 6(c) of the Plan. No

Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
     (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
     (iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.
     (iv) In the event of the Participant’s death, the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a) above. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
          4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.
          5. Legend on Certificates. Unless the Company issues the Shares in uncertificated form, the certificates representing the Shares purchased by exercise of the Option shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
          7. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold (including from payroll or any other amounts payable to the Participant), any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability. Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a Fair Market Value not in excess of the statutory minimum withholding liability. The Participant further agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Option.
          8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
          10. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.
          11. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
          12. Unit Awards. This Option, together with any shares of Common Stock issued to the Participant pursuant to the Merger Agreement, is in replacement of, and supersedes in all respects, the Class D Units previously held by the Participant, and the Participant acknowledges and agrees that the Participant has no further rights as a unitholder of Holdings or any rights pursuant to the LLC Agreement or the Holdings 2004 Unit Plan.

          13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.

Vanguard Health Systems, Inc.

Name:
Title:

Participant

Name: